Exhibit 10.1
THIRD AMENDMENT TO CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the “Amendment”), dated as of March 6, 2009, is made by and among ARCH COAL, INC., a Delaware corporation (the “Borrower”), the BANKS party to the Credit Agreement (as hereinafter defined), CITICORP USA, INC., JPMORGAN CHASE BANK, N.A. and WACHOVIA BANK, NATIONAL ASSOCIATION, each in its capacity as co-syndication agent, and BANK OF AMERICA, N.A. (successor by merger to FLEET NATIONAL BANK), as documentation agent, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Banks.
     WHEREAS, the parties hereto are parties to that certain Credit Agreement dated as of December 22, 2004, as amended by that certain First Amendment to Credit Agreement dated as of June 23, 2006, and by that certain Second Amendment to Credit Agreement dated as of October 3, 2006 (as so amended, the “Credit Agreement”), pursuant to which the Banks provided a $800,000,000 revolving credit facility to the Borrower; and
     WHEREAS, the Borrower, the Banks and the Administrative Agent desire to amend the Credit Agreement as hereinafter provided.
     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:
     1. Definitions.
     Capitalized terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended by this Amendment.
     2. Amendments to Credit Agreement.
     (a) The following definitions contained in Section 1.1 (Certain Definitions) of the Credit Agreement shall be amended and restated in its entirety:
     “Applicable Commitment Fee Rate shall mean the rate per annum at the indicated rating level of Leverage Ratio in effect from time to time as set forth in the pricing grid on Schedule 1.1(A) below the heading “Commitment Fee.” The Applicable Commitment Fee Rate shall be computed in accordance with the parameters set forth on Schedule 1.1(A).”
     “Applicable Letter of Credit Fee Rate shall mean the rate per annum at the indicated rating level of Leverage Ratio in effect from time to time as set forth in the pricing grid on Schedule 1.1(A) below the heading “Letter of Credit

Fee.” The Applicable Letter of Credit Fee Rate shall be computed in accordance with the parameters set forth on Schedule 1.1(A).”
     “Applicable Margin” shall mean:
         (i) the percentage spread to be added to Euro-Rate under the Euro-Rate Option at the indicated rating level of Leverage Ratio in effect from time to time as set forth in the pricing grid on Schedule 1.1(A) below the heading “Revolving Credit Euro-Rate Spread,” or
         (ii) the percentage spread to be added to the Base Rate under the Base Rate Option at the indicated rating level of Leverage Ratio in effect from time to time as set forth in the pricing grid on Schedule 1.1(A) below the heading “Revolving Credit Base Rate Spread”.
     The Applicable Margin shall be computed in accordance with the parameters set forth on Schedule 1.1(A).”
     “Base Rate” shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Administrative Agent, (ii) the Federal Funds Open Rate plus 50 basis points (1/2 of 1%), and (iii) the Daily LIBOR Rate plus 100 basis points (1%). Interest on borrowings at the Base Rate is calculated on an actual/360 day basis and is payable quarterly.
     For purposes of this definition, “Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the percentage prescribed by the Federal Reserve for determining the maximum reserve requirements with respect to any eurocurrency funding by banks on such day. “Published Rate” shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published in another publication determined by the Administrative Agent).”
     “EBITDA” for any period of determination shall mean with respect to any Person: (i) consolidated net income (excluding non-cash compensation expenses related to common stock and other equity securities issued to employees, extraordinary gains and losses, gains or losses on discontinued operations, equity earnings or losses of Affiliates (other than earnings or losses of the Borrower or any Subsidiary of the Borrower)), plus (ii) for such period of determination the sum of the following, without duplication and to the extent included in determining consolidated net income under the immediately preceding clause (i): interest expense (net of interest income), the sum of all income tax expense, depreciation, depletion and amortization of property, plant, equipment and intangibles, non-cash debt extinguishment costs, non-cash charges due to cumulative effects of changes in accounting principles, plus (iii) cash dividends or distributions received from Affiliates (other than received from the Borrower or any Subsidiary of the Borrower) to the extent not included in determining consolidated net income. All items included in the definition of EBITDA shall be determined in each case for the applicable Person for the period of determination on a consolidated basis in accordance with GAAP.
     For purposes of determining the Leverage Ratio, the Senior Secured Leverage Ratio, or the Interest Coverage Ratio under this Agreement, in the event that the Borrower or any Subsidiary of the Borrower acquires in a Permitted Acquisition any Person or business (the “Acquired Person”) during any period of determination, then EBITDA of the Borrower and its Subsidiaries shall be increased for such period of determination by the EBITDA of the Acquired Person, subject to the following:
     (i) the EBITDA of the Acquired Person shall be based upon financial statements reasonably acceptable to the Administrative Agent (the “Acquired Person’s EBITDA”), and
     (ii) EBITDA shall include 100% of the Acquired Person’s EBITDA for the first fiscal quarter ending after the date the applicable Permitted Acquisition was consummated; 75% of the Acquired Person’s EBITDA in the second fiscal quarter ending after the date the applicable Permitted Acquisition was consummated; 50% of the Acquired Person’s EBITDA in the third fiscal quarter ending after the date the applicable Permitted Acquisition was consummated; and 25% of the Acquired Person’s EBITDA in the fourth fiscal quarter ending after the date the applicable Permitted Acquisition was consummated.”
     “Federal Funds Open Rate shall mean the rate per annum determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the “open” rate for federal funds transactions for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as quoted by Garvin Guybutler, any successor entity thereto, or any other broker selected by the Administrative Agent, as set forth on the applicable Bloomberg display page; provided, however; that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day, or if no such rate shall be quoted by a federal funds broker at such time, such other rate as determined by the Administrative Agent in accordance with its usual procedures. The rate of interest charged shall be adjusted as of each Business Day based on changes in the federal funds rate without notice to the Borrower.”
     (b) Section 1.1 [Certain Definitions] of the Credit Agreement is hereby amended to insert therein, in alphabetical order, the following new definitions:
     “Unsecured Senior Notes shall mean the unsecured senior notes of the Borrower that are issued pursuant to any Unsecured Senior Notes Indenture.”

     “Unsecured Senior Notes Indenture shall mean the any indenture governing the issuance of certain unsecured notes in favor the Borrower, and without regard to any restatement, amendment, modification or supplement thereof, other than those restatements, amendments modifications or supplements that may be necessary to add a guarantor subsidiary thereto in accordance with the terms thereof.”
     “Acquired Assets shall have that meaning set forth in Section 7.2.14 (xvii) of this Agreement.”
     “Third Amendment Effective Date shall mean the effective date of the Third Amendment to the Credit Agreement.”
     (c) Section 3.1.1 [Interest Rate Options] of the Credit Agreement is hereby amended and restated in its entirely to read as follows:
     “3.1.1 Interest Rate Options
     The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans (subject to the provisions above regarding Swing Loans):
          (i) Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or
          (ii) Euro-Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.”
     (d) The first paragraph of Section 7.1.12 [Collateral; Further Assurances] of the Credit Agreement is hereby amended and replaced in its entirety to state the following:
     “The Borrower shall and shall cause each of the Loan Parties to execute and deliver (subject to Section 10.19 [Release of Collateral; Springing Collateral]) to the Collateral Agent for the benefit of the Banks, the Collateral Documents necessary to grant first priority perfected liens and security interests (subject only to Permitted Liens) in favor of the Banks in substantially all of the assets of the Loan Parties, other than: (i) those assets which, in the discretion of the Administrative Agent, the taking of Liens thereupon is impractical, prohibited by law or commercially unreasonable, (ii) the equity interests in any Bonding Subsidiary (subject however to the further provisions of this Section 7.1.12 regarding a second position lien thereon), (iii) titled vehicles, and (iv) all undeveloped land so long as such land is not used in connection with or related to any Mining Operation of any Loan Party and no Loan Party has any logging or timber rights with respect to such land; and provided, further, that with respect to deposit accounts of any Loan Party, the Loan Parties will not be required to enter into any blocked account agreements or control agreements with respect thereto unless requested by the Administrative Agent or the Required Banks. Notwithstanding the foregoing, the Loan Parties shall work diligently with the Administrative Agent to confirm that all documentation has been prepared, executed and recorded which is necessary to grant a Lien on all Real Property, as-extracted minerals and fixtures of the Loan Parties (other than such assets as described in clauses (i) or (iv) above) in favor of the Collateral Agent for the benefit of the Banks within: (a) one hundred twenty (120) days for all such acquired Real Property, as-extracted minerals and fixtures that have been acquired on or before the Third Amendment Effective Date, and (b) ninety (90) days after the delivery of the certificate of Borrower pursuant to Section 7.3.3 [Certificate of Borrower] of this Agreement for all such Real Property, as-extracted minerals and fixtures that have been acquired after the Third Amendment Effective Date.”
     (e) Section 7.1.15 [Commitment Reduction Related to Certain Permitted Receivables Financing] of the Credit Agreement is hereby amended to change the reference from “$200,000,000” to “$250,000,000”.
     (f) Section 7.2.2 [Liens; Guaranties] of the Credit Agreement is hereby amended to add the following paragraph at the end of such section:
     “Notwithstanding the foregoing the Loan Parties shall be permitted to (i) enter into any Unsecured Senior Notes Indenture and (ii) agree to any negative covenants contained therein that prohibits or restricts the Loan Parties ability to grant a security interest or Lien on any of its property or assets so long as such prohibition or restriction does not restrict or prohibit the Loan Parties’ ability to grant a security interest or Lien on any of its property or assets to the Administrative Agent or the Banks in connection with this Agreement or any other Loan Document (as such Agreement or Loan Documents may be amended, restated, modified or supplemented).”
     (g) Section 7.2.10 [Maximum Leverage Ratio] of the Credit Agreement is hereby amended and restated in its entirely to read as follows:
     “7.2.10 Maximum Leverage Ratio.
     The Borrower shall not at any time permit the Leverage Ratio to exceed the ratio set forth below for the periods specified below:

Period	Ratio
Closing Date through and including December 31, 2009	4.25 to 1.00
Thereafter	4.00 to 1.00	”
     (h) Section 7.2.13 [No Restriction in Agreements on Dividends or Certain Loans] of the Credit Agreement is hereby amended and restated in its entirely to read as follows:
     “7.2.13 No Restriction in Agreements on Dividends or Certain Loans.

     The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or be bound by any agreement which prohibits or restricts, in any manner, the payment of dividends (whether in cash, securities, property or otherwise), other than: (i) restrictions applicable to Arch Western set forth in the Arch Western LLC Agreement, (ii) restrictions that are applicable to the Arch Western Group as set forth in the AWR Senior Notes Indenture, (iii) restrictions that are applicable to the Loan Parties as set forth in any Unsecured Senior Notes Indenture and (iv) restrictions applicable to a Securitization Subsidiary in connection with a Permitted Receivables Financing. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or be bound by any agreement which prohibits or restricts, in any manner the making of any loan to the Borrower by any member of the Arch Western Group, other than (i) restrictions applicable to Arch Western set forth in the Arch Western LLC Agreement, (ii) restrictions that are applicable to the Arch Western Group as set forth in the AWR Senior Notes Indenture, and (iii) restrictions applicable to a Securitization Subsidiary in connection with a Permitted Receivables Financing.”
     (i) Section 7.2.14 [Loans and Investments] of the Credit Agreement is hereby amended to remove the word “and” at the end of clause (xiv), to replace the period at the end of clause (xv) with “;” and to add the following:
     “(xvi) any guaranty which is permitted under section 7.2.2 [Liens; Guaranties] of this Agreement; and
     (xvii) Investments consisting of some or all of the proceeds from any Unsecured Senior Notes to acquire certain entities and assets (collectively, the “Acquired Assets”); provided that the Loan Parties covenant and agree to grant the Administrative Agent a security interest and Lien on the Acquired Assets within thirty (30) days of the closing of the acquisition. To the extent that the Loan Parties desire for operational reasons to subsequently transfer some or all of the Acquired Assets to entities in the Arch Western Group, the Required Banks hereby consent to such transfer so long as the Administrative Agent shall be satisfied in its reasonable discretion that the following have occurred: (1) the Loan Parties have granted a first priority, perfected security interest and Lien in favor of the Administrative Agent (for the benefit of the Banks) in the Acquired Assets (subject only to Permitted Liens) prior to the transfer of the Acquired Assets to the Arch Western Group; and (2)  the Loan Parties and Arch Western Group provide the Administrative Agent with evidence and assurances that (a) such first priority, perfected security interest and Lien in the Acquired Assets shall continue after the transfer of the Acquisition Assets to the Arch Western Group and will be prior to any rights or interests granted to the Arch Western Group and (b) that the rights and interests of the Banks will not be adversely affected or prejudiced thereby.”
     (j) Section 7.2 [Negative Covenants] of the Credit Agreement is hereby amended to add the following new Section 7.2.19 [Prohibition on Purchase, Redemption or Defeasance of AWR Senior Notes and Unsecured Senior Notes]:

     “7.2.19 Prohibition on Purchase, Redemption or Defeasance of AWR Senior Notes and Unsecured Senior Notes with Loan Proceeds.
     The Loan Parties shall not use the proceeds of the Loans to purchase, redeem or defease the AWR Senior Notes or the Unsecured Senior Notes, except, (i) with respect to the AWR Senior Notes, to the extent permitted by Section 7.1.16 [Purchase, Redemption or Defeasance of AWR Senior Notes] of this Agreement or (ii) with respect to any Unsecured Senior Notes, the Borrower shall be permitted to purchase or redeem such notes on their regularly scheduled maturity or in connection with a consent solicitation and tender offer by the Borrower with respect to such Unsecured Senior Note, provided that no Event of Default is then in effect or would result after giving effect to such redemption.”
     (k) Section 7.3.9 [Other Information; Notice of Default Under the AWR Senior Notes] of the Credit Agreement is hereby amended and restated in its entirely to read as follows:
     “7.3.9 Notice of Default Under the AWR Senior Notes or the Unsecured Senior Notes.
     Promptly after any officer of the Borrower or any Subsidiary of the Borrower has learned of the occurrence of a default or event which with the passage of time or the giving of notice or both would constitute a default under the AWR Senior Notes or any Unsecured Senior Notes, the Borrower shall deliver notice thereof to the Administrative Agent together with a certificate signed by the Chief Executive Officer, President, Treasurer or Chief Financial Officer of the Borrower setting forth the details of such default or other such event and the action which the Borrower proposes to take with respect thereto.”
     (l) Pricing Grid. Schedule 1.1(A) — Pricing Grid of the Credit Agreement is hereby amended and restated in its entirety as set forth on the schedule titled as Schedule 1.1(A) — Pricing Grid attached hereto.
     3. Conditions of Effectiveness of Amendments and Consent.
     The effectiveness of this Amendment is expressly conditioned upon satisfaction of each of the following conditions precedent:
     (a) Execution and Delivery of Amendment. The Borrower, the other Loan Parties, the Required Lenders, and the Administrative Agent shall have received approval to execute and shall have executed this Amendment, and all other documentation necessary for effectiveness of this Amendment shall have been executed and delivered all to the satisfaction of the Borrower, the Required Lenders and the Administrative Agent.
     (b) Officer’s Certificate.
     The representations and warranties of the Borrower contained in Section 5 of the Credit Agreement including as amended by the modifications and additional representations and warranties of this Amendment, and of each Loan Party in each of the other Loan Documents shall be true and accurate on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Administrative Agent for the benefit of each Bank a certificate of the Borrower dated the date hereof and signed by the Chief Executive Officer, President, Treasurer or Chief Financial Officer of the Borrower to each such effect.
     (c) Secretary’s Certificate.
     There shall be delivered to the Administrative Agent for the benefit of each Bank a certificate dated the date hereof and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:
          (1) all action taken by each Loan Party in connection with this Amendment and the other Loan Documents;
          (2) the names of the officer or officers authorized to sign this Amendment and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Amendment and the true signatures of such officers, on which the Administrative Agent and each Bank may conclusively rely; and
          (3) copies of its organizational documents, including its certificate of incorporation and bylaws, certificate of limited partnership and limited partnership agreement or limited liability company certificate and operating agreement, as the case may be, as in effect on the date hereof and, in the case of the certificate of incorporation of the Borrower, certified by the appropriate state official where such document is filed in a state office, together with certificates from the appropriate state officials as to the continued existence and good standing of the Borrower in the state of its formation and the state of its principal place of business.
     (d) Opinions of Counsel.
     There shall be delivered to the Administrative Agent for the benefit of each Bank a written opinion of K&L Gates (who may rely on the opinions of such other counsel as may be acceptable to the Administrative Agent) and a written opinion of Gregory A. Billhartz, counsel for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Administrative Agent), each dated the date hereof and in form and substance satisfactory to the Administrative Agent and its counsel as to such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.
     (e) No Actions or Proceedings.
     No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin,

restrain or prohibit, or to obtain damages in respect of, this Amendment, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Amendment or any of the other Loan Documents.
     (f) Payment of Fees.
     The Borrower shall pay or cause to be paid to the Administrative Agent for itself and for the account of the Banks all fees as required (i) hereunder, including a fee to each Bank that executes this Amendment before March 6, 2009 (or such later date as the Administrative Agent and Borrower consent to) equal to 50 basis points of such Bank’s Commitment, (ii) by that certain fee letter dated March 2, 2009, between the Administrative Agent and the Borrower, and (iii) all other fees, costs and expenses payable to the Administrative Agent or any Bank or for which the Administrative Agent or any Bank is entitled to be reimbursed, including but not limited to the fees and expenses of the Administrative Agent’s legal counsel.
     (g) Consents.
     All material consents required to effectuate the transactions contemplated by this Amendment and the other Loan Documents and shall have been obtained.
     (h) Financial Projections.
     There shall have been delivered to the Administrative Agent for the benefit of each Banks copies of the financial projections of the Borrower and its Subsidiaries, including a balance sheet, income statement, statement of cash flows and assumptions used to prepare such projections, for the period commencing January 1, 2009 through and including December 31, 2011, which shall all be satisfactory to the Administrative Agent.
     (i) Confirmation of Guaranty.
     Each of the Guarantors shall have executed and delivered to the Administrative Agent the Confirmation of Guaranty in substantially the form attached hereto as Exhibit A.
     (j) Legal Details.
     All legal details and proceedings in connection with the transactions contemplated by this Amendment and the other Loan Documents shall be in form and substance satisfactory to the Administrative Agent and counsel for the Administrative Agent, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent and its counsel, as the Administrative Agent or its counsel may reasonably request.

     4. Force and Effect.
     Except as otherwise expressly modified by this Amendment, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect after the date hereof.
     5. Governing Law.
     This Amendment shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.
     6. Effective Date; Certification of the Borrower.
     This Amendment shall be dated as of and shall be binding, effective and enforceable upon the date of (i) satisfaction of all conditions set forth in Section 3 hereof and (ii) receipt by the Administrative Agent of duly executed original counterparts of this Amendment from the Borrower and all Banks, and from and after such date this Amendment shall be binding upon the Borrower, each Bank and the Agents, and their respective successors and assigns permitted by the Credit Agreement. The Borrower by executing this Amendment, hereby certifies that this Amendment has been duly executed and that as of the date hereof no Event of Default or Potential Default exists under the Credit Agreement or the other Loan Documents.
          8. No Novation.
          This Amendment amends the Credit Agreement, but is not intended to constitute, and does not constitute, a novation of the Obligations of the Loan Parties under the Credit Agreement or any other Loan Document.
[Intentionally Blank]

[SIGNATURE PAGE TO THIRD AMENDMENT
TO CREDIT AGREEMENT]
     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment to Credit Agreement as of the day and year first above written.

ARCH COAL, INC.

By:	/s/ James E. Florczak

Name:	James E. Florczak
Title:	Treasurer

[SIGNATURE PAGE TO THIRD AMENDMENT
TO CREDIT AGREEMENT]

BANK LEUMI USA

By:	/s/ Joung Hee Hong

Name:	Joung Hee Hong
Title:	First Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT
TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A. (as successor by merger to Fleet National Bank and LaSalle Bank National Association), individually and as Documentation Agent

By:	/s/ Adam H. Fey

Name:	Adam H. Fey
Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT
TO CREDIT AGREEMENT]

BANK OF MONTREAL

By:	/s/ Ian M. Plester

Name:	Ian M. Plester
Title:	Director

[SIGNATURE PAGE TO THIRD AMENDMENT
TO CREDIT AGREEMENT]

CALYON NEW YORK BRANCH

By:	/s/ Joe Philbin

Name:	Joe Philbin
Title:	Director

By:	/s/ Blake Wright

Name:	Blake Wright
Title:	Managing Director

[SIGNATURE PAGE TO THIRD AMENDMENT
TO CREDIT AGREEMENT]

CITICORP USA, INC., individually and as Syndication Agent

By:	/s/ Paul Croci

Name:	Paul Croci
Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT
TO CREDIT AGREEMENT]

COMMERCE BANK, N.A.

By:	/s/ Douglas P. Best

Name:	Douglas P. Best
Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT
TO CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A., individually and as Syndication Agent

By:	/s/ Stacey L. Haimes

Name:	Stacey L. Haimes
Title:	Executive Director

[SIGNATURE PAGE TO THIRD AMENDMENT
TO CREDIT AGREEMENT]

MIZUHO CORPORATE BANK, LTD.

By:	/s/ Leon Mo

Name:	Leon Mo
Title:	Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT
TO CREDIT AGREEMENT]

MORGAN STANLEY BANK

By:	/s/ Kevin Emerson

Name:	Kevin Emerson
Title:	Authorized Signatory

[SIGNATURE PAGE TO THIRD AMENDMENT
TO CREDIT AGREEMENT]

NATIXIS

By:	/s/ Carlos Quinteros

Name:	Carlos Quinteros
Title:	Director

By:	/s/ Timothy L. Polvado

Name:	Timothy L. Polvado
Title:	Senior Managing Director

[SIGNATURE PAGE TO THIRD AMENDMENT
TO CREDIT AGREEMENT]

NATIONAL CITY BANK

By:	/s/ Stephen Sainz

Name:	Stephen Sainz
Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT
TO CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:	/s/ Richard Munsick

Name:	Richard Munsick
Title:	Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT
TO CREDIT AGREEMENT]

REGIONS BANK

By:	/s/ Kiley R. Hill

Name:	Kiley R. Hill
Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT
TO CREDIT AGREEMENT]

SOVEREIGN BANK

By:	/s/ Robert D. Lanigan

Name:	Robert D. Lanigan
Title:	Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT
TO CREDIT AGREEMENT]

SOUTHWEST BANK OF ST. LOUIS

By:	/s/ Kurt J. Evan

Name:	Kurt J. Evan
Title:	Assistant Vice President

By:	/s/ Mandy Pitzer

Name:	Mandy Pitzer
Title:	Officer

[SIGNATURE PAGE TO THIRD AMENDMENT
TO CREDIT AGREEMENT]

THE BANK OF NEW YORK

By:	/s/ Richard A. Matthews

Name:	Richard A. Matthews
Title:	Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT
TO CREDIT AGREEMENT]

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Brian Williams

Name:	Brian Williams
Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT
TO CREDIT AGREEMENT]

UBS LOAN FINANCE LLC

By:	/s/ Mary E. Evans

Name:	Mary E. Evans
Title:	Associate Director

By:	/s/ Irja R. Otsa

Name:	Irja R. Otsa
Title:	Associate Director

[SIGNATURE PAGE TO THIRD AMENDMENT
TO CREDIT AGREEMENT]

UMB BANK, N.A.

By:	/s/ Cecil G. Wood

Name:	Cecil G. Wood
Title:	Executive Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT
TO CREDIT AGREEMENT]

UNION BANK, N.A. (formerly known as Union Bank of California, N.A.)

By:	/s/ Hideyuki Okamoto

Name:	Hideyuki Okamoto
Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT
TO CREDIT AGREEMENT]

US BANK NATIONAL ASSOCIATION

By:	/s/ John M. Everman

Name:	John M. Everman
Title:	Portfolio Manager

[SIGNATURE PAGE TO THIRD AMENDMENT
TO CREDIT AGREEMENT]

WACHOVIA BANK, NATIONAL ASSOCIATION, individually and as Syndication Agent

By:	/s/ Jonathan R. Richardson

Name:	Jonathan R. Richardson
Title:	Senior Vice President